UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(AMENDMENT NO.     )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

SCPIE HOLDINGS INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

(Investors)	Robert B. Tschudy Senior Vice President and CFO SCPIE Holdings Inc. 310/557-8739 e-mail: rtschudy@scpie.com	(Media)	Howard Bender SCPIE Holdings Inc. 310/551-5948 e-mail: hbender@scpie.com

Roger Pondel PondelWilkinson Inc. 310/279-5980 e-mail: rpondel@pondel.com

SCPIE HOLDINGS AGAIN CORRECTS STILWELL STATEMENTS;

URGES STOCKHOLDERS NOT TO THROW THEIR VOTES AWAY

Los Angeles, California – June 6, 2006 – SCPIE Holdings Inc. (NYSE: SKP) today provided the following comments in response to the latest misleading public statements of the Stilwell Group:

“The Stilwell Group’s attempts to spin the truth continue. As we noted yesterday, the Delaware Department of Insurance has stated unequivocally that the Stilwell Group must secure the Department’s prior approval by filing and clearing a Form A before seeking to exercise any control over SCPIE, including holding proxies to vote more than 10% of the outstanding shares of our common stock. Don’t just take our word for it – read the letter sent to Stilwell’s counsel, which we attached to our press release of yesterday. Even though the Stilwell crew has had over four months to file the required form, apparently they couldn’t be bothered with a mere legal requirement.”

“And look closely at Stilwell’s comments on the Department’s action. In the face of the Department’s unequivocal conclusion to the contrary, the Stilwell Group says they “believe” they have complied with the applicable legal requirements and that they “believe” they can vote your shares as proxy. But there is not one word of analysis, and not a single word that refutes the Department’s unambiguous finding. We’re just asked to take Stilwell’s word for it.”

“And we have, in recent weeks, seen exactly how much that is worth. Ask – particularly if you’re a fiduciary – Joe Stilwell how he can legally vote your shares in the face of this regulatory statement. And ask yourself whether you’d want someone who’d be willing to act that way at the helm of your company. Don’t throw your vote away by giving your proxy to someone who thinks he is above the law (or perhaps insurance code).”

About SCPIE Holdings

SCPIE Holdings Inc. is a leading provider of healthcare liability insurance for physicians, oral and maxillofacial surgeons, and other healthcare providers, as well as medical groups and healthcare facilities. Since the company was founded in 1976, it has carved out a significant niche in the insurance industry by providing innovative products and services specifically for the healthcare community.

Important Additional Information Filed with the SEC

On May 8, 2006, SCPIE filed a definitive proxy statement with the SEC and mailed it to SCPIE’s stockholders. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT SCPIE HAS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Security holders are able to obtain a free copy of the proxy statement and other related documents filed by SCPIE at the SEC’s website at www.sec.gov. SCPIE’s proxy statement and other related documents may also be obtained from SCPIE free of charge by contacting SCPIE’s Communications Department at (310) 551-5942.

LISTING OF PERSONS WHO MAY BE DEEMED “PARTICIPANTS” IN THE SOLICITATION AND CERTAIN INFORMATION CONCERNING SUCH PERSONS IS SET FORTH IN THE DEFINITIVE PROXY

STATEMENT FILED WITH THE SEC ON MAY 8, 2006, WHICH MAY BE OBTAINED THROUGH THE WEB SITE MAINTAINED BY THE SEC AT www.sec.gov. SINCE SUCH DATE, WILLIAM A. RENERT, M.D. SOLD 1,895 SHARES OF SCPIE’S COMMON STOCK ON MAY 12, 2006.

Forward-Looking Statements

In addition to historical information, this news release contains forward-looking statements that are based upon the SCPIE’s estimates and expectations concerning future events and are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Forward-looking statements include statements herein regarding SCPIE’s upcoming annual meeting of stockholders. In light of the significant uncertainties inherent in the forward-looking information herein, the inclusion of such information should not be regarded as a representation by SCPIE or any other person that SCPIE’s objectives or plans will be realized.